UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2006

Dresser-Rand Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1200 W. Sam Houston Parkway N., Houston, Texas		77043
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-467-2221

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on August 1, 2006, and in connection with the Company's compliance with the director independence rules of the New York Stock Exchange and Securities and Exchange Commission:

(i) Thomas J. Sikorski resigned as a member of the Board of Directors of the Company;

(ii) Kenneth W. Moore will remain a member of the Company's Board of Directors, but has resigned from the Audit Committee and Corporate Governance Committee;

(iii) Vincent R. Volpe Jr., the President and Chief Executive Officer of the Company and a Director resigned as a member of the Compensation and Nominating and Corporate Governance Committee;

(iv) Philip R. Roth, who has served as a member of the Company's Board of Directors since December 2005, has been appointed to the Nominating and Corporate Governance Committee and will serve as Chairman of that Committee; and

(v) Louis A. Raspino, who has served as a member of the Company's Board of Directors since December 2005, has been appointed as Chairman of the Compensation Committee.

As a result of these changes, the Company's Board of Directors will consist of eight members, including four independent Directors, and each of the Audit, Compensation and Nominating and Corporate Governance Committees will be comprised of a majority of independent directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dresser-Rand Group Inc.

August 2, 2006	By:	Randy D. Rinicella

Name: Randy D. Rinicella
Title: Vice President, General Counsel and Secretary